Exhibit 15.1

July 23, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:          Burlington Northern Santa Fe Corporation
Registration Statement on Form S-3
(No. 333-155301)

Registration Statements on Form S-8
(No. 33-62829)
(No. 33-63249)
(No. 333-03275)
(No. 333-03277)
(No. 333-19241)
(No. 333-77615)
(No. 333-59854)
(No. 333-108384)
(No. 333-118732)
(No. 333-133434)
(No. 333-135893)
(No. 333-135894)
(No. 333-135897)

Commissioners:

We are aware that our report dated July 23, 2009 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation (the “Company”) for the three and six month periods ended June 30, 2009 and 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2009 is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

Form 10-Q

E-3